Exhibit 3.7



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PROMPT ASSOCIATES, INC.

               The   undersigned,   Daniel  J.   Thomas,   President  of  Prompt
Associates, Inc., a Delaware corporation (the "Corporation"), and Richard A. Parr II, Secretary of the Corporation, do hereby certify that:

               1. The name of the Corporation is "Prompt Associates, Inc."

               2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 29, 1991, under the name "Prompt Associates, Inc."

               3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of the sole stockholder of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State of the State of Delaware in accordance with
        Section 103, shall supercede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

               4.  The  text  of  the  Certificate  of   Incorporation   of  the
        Corporation is hereby amended and restated to read in its entirety as follows:

               FIRST: The name of the Corporation is PROMPT ASSOCIATES, INC.

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of the Corporation's registered agent at such address is the Corporation Trust Company.

               THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares, of Common Stock, $.01 par value ("Common Stock"). Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

               FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or ,repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

               SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

               SEVENTH: (1) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (2) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

               IN WITNESS WHEREOF, Prompt Associates, Inc. has caused this Amended and Restated Certificate of Incorporation to by signed by its President and attested by its Secretary this 17th day of August 1999.





                                                     /s/ Daniel J. Thomas
                                                     --------------------
                                                        Daniel J. Thomas
                                                        President

Attest:


/s/ Richard A. Parr II
----------------------
  Richard A. Parr II
  Secretary